                                                                       EXHIBIT 7

Bankers Trust Company Of California,           Call Date:  06/30/2001  FFIEC 041
National Association                                                   Page RC-1
300 South Grand Avenue
Los Angeles, CA  90071
FDIC Certificate No. 26732


             CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
                AND STATE-CHARTED SAVINGS BANKS FOR JUNE 30, 2001


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           SCHEDULE RC - BALANCE SHEET


                                                                     Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------
ASSETS
-------------------------------------------------------------------------------------------------
1.       Cash and balances due from depository institutions (from Schedule RC-A):
         a.       Noninterest-bearing balances and currency and coin(1)......................              285  1.a.
         b.       Interest-bearing balances(2)...............................................           18,940  1.b.
2.       Securities:
         a.       Held-to-maturity securities (from Schedule RC-B, column A).................                0  2.a.
         b.       Available-for-sale securities (from Schedule RC-B, column D)...............           81,844  2.b.
3.       Federal funds sold and securities purchased under agreements to resell..............                0  3.
4.       Loans and lease financing receivables (from Schedule RC-C):
         a.       Loans and leases, held for sale................................       0                       4.a.
         b.       Loans and leases, net of unearned income.......................       0                       4.b.
         c.       LESS:  Allowance for loan and lease losses.....................       0                       4.c.
         d.       Loans and leases, net of unearned income and allowance
                  (item 4.b minus 4.c).......................................................                0  4.d.
5.       Trading assets (from Schedule RC-D).................................................                0  5.
6.       Premises and fixed assets (including capitalized leases)............................            5,220  6.
7.       Other real estate owned (from Schedule RC-M)........................................                0  7.
8.       Investments in unconsolidated subsidiaries and associated companies
         (from Schedule RC-M)................................................................                0  8.
9.       Customers' liability to this bank on acceptances outstanding........................                0  9.
10.      Intangible assets...................................................................
                  Goodwill...................................................................                0  10.a
                  Other intangible assets (from Schedule RC-M) ..............................            1,010  10.b
11.      Other assets (from Schedule RC-F)...................................................            8,223  11.
12.      Total assets (sum of items 1 through 11)............................................          115,522  12.
                                                                                                  ------------

--------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held for trading.

Bankers Trust Company Of California,           Call Date:  06/30/2001  FFIEC 041
National Association                                                   Page RC-2
300 South Grand Avenue
Los Angeles, CA  90071
FDIC Certificate No. 26732

                             SCHEDULE RC - CONTINUED


                                                                     Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------
LIABILITIES
-------------------------------------------------------------------------------------------------
13.      Deposits:
         a.       In domestic offices (sum of totals of columns A and C from Schedule RC-E)..                0  13.a.
                  (1)      Noninterest bearing(1)................................       0                       13.a.(1)
                  (2)      Interest-bearing......................................       0                       13.a.(2)
         b.       Not applicable.............................................................
14.      Federal funds purchased and securities sold under agreements to repurchase..........                0  14
15.      Trading liabilities (from Schedule RC-D)............................................                0  15
16.      Other borrowed money (includes mortgage indebtedness and obligations under                          0  16.
         capitalized leases) (from Schedule RC-M):...........................................
17.      Not applicable
18.      Bank's liability on acceptances executed and outstanding............................                0  18.
19.      Subordinated notes and debentures (2)...............................................                0  19.
20.      Other liabilities (from Schedule RC-G)..............................................            9,283  20.
21.      Total liabilities (sum of items 13 through 20)......................................            9,283  21.
22.      Minority interest in consolidated subsidiaries......................................                0  22.
EQUITY CAPITAL
23.      Perpetual preferred stock and related surplus.......................................                0  23.
24.      Common stock........................................................................           50,000  24.
25.      Surplus (exclude all surplus related to preferred stock)............................           50,000  25.
26.      a.       Retained earnings..........................................................            6,234  26.a.
         b.       Accumulated other comprehensive income (3).................................                5  26.b.
27.      Other equity capital components (4).................................................                0  27.
28.      Total equity capital (sum of items 23 through 27)...................................          106,239  28.
29.      Total liabilities, minority interest and equity capital (sum of items 21, 22 and 28)          115,522  29.
                                                                                                  -------------

Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.       Indicate in the box at the right the number of the statement  below that best describes        Number
         the most comprehensive level of auditing work performed for the bank by independent              N/A  M.1.
         external auditors as of any date during 2000........................................

1  =  Independent audit of the bank conducted in accordance         4  =  Directors' examination of the bank conducted in
      with generally accepted auditing standards by a                     accordance with generally accepted auditing standards by
      certified public accounting firm which submits a report             a certified public accounting firm (may be required by
      on the bank                                                         state chartering authority)
2  =  Independent audit of the bank's parent holding company        5  =  Directors' examination of the bank performed by other
      conducted in accordance with generally accepted auditing            external auditors (may be required by state chartering
      standards by a certified public accounting firm which               authority)
      submits a report on the consolidated holding company          6  =  Review of the bank's financial statements by external
      (but not on the bank separately)                                    auditors
                                                                    7  =  Compilation of the bank's financial statements by
                                                                          external auditors
3  =  Attestation on bank management's assertion on the             8  =  Other audit procedures (excluding tax preparation work)
      effectiveness of the bank's internal control over financial   9  =  No external audit work
      reporting by a certified public accounting firm

--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)      Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.